UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 15, 2006

BOSTON RESTAURANT ASSOCIATES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18369	61-1162263
(Commission File Number)	(I.R.S. Employer Identification No.)

999 Broadway, Suite 400, Saugus, MA	01906
(Address of Principal Executive Offices)	(Zip Code)

(781) 231-7575

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 3.02 Unregistered Sales of Equity Securities

On July 12, 2006, we entered into an agreement whereby at our option, subject to satisfaction of certain terms and conditions, Dolphin Direct Equity Partners LP (“Dolphin”) and other qualified investors would purchase up to 1,411,764 shares of Series A Participating Preferred Stock $.01 par value per share in one or more private transactions and in such amounts as we request.  On August 15, 2006 in consideration of the amendment of the merger agreement described below, we amended and restated that agreement to provide for the sale and issuance of Series B Preferred Stock, $0.01 par value per share instead of Series A Participating Preferred Stock.  Each share of Series B Preferred Stock may be converted at any time at the option of the holder of such share into one share of our common stock, $.01 par value per share and is entitled to one vote.  The investors will pay $0.70 per share of Series B Preferred Stock, for aggregate gross proceeds of up to $1,200,000.  The price per share of Series B Preferred Stock is less than the original price per share of $0.85 for the Series A Participating Preferred Stock.  However, unlike the Series A Participating Preferred Stock, the Series B Preferred Stock is not entitled to receive a cash liquidation payment in addition to participating on an as converted to common stock basis in the proceeds for an acquisition of the Company.  As of the date of this report, we have requested two draw downs of $600,000 each.  As of the date of this report, Dolphin has provided $600,000 for the purchase of 857,142 shares of Series B Preferred Stock in satisfaction of the first of the draw downs.  Mr. Salas, a principal of Dolphin Equity Partners, LP is a member of the board of directors of Boston Restaurant Associates, Inc.

We agreed pursuant to a rights agreement between the Company and the investors to (i) register the resale of the shares of Common Stock issuable upon the conversion of the shares of Series B Preferred Stock upon demand of a sufficient number of the holders of the Series B Preferred Stock and (ii) include such shares of Common Stock in any registration statement for the benefit of the Company or any third party upon request of a sufficient number of the holders of the Series B Preferred Stock.

We will sell the shares of Series B Preferred Stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

A copy of the Amended and Restated Equity Line Financing Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement

On August 15, 2006 the Agreement and Plan of Merger dated as of March 17, 2006 among Boston Restaurant Associates, Inc., Dolphin Direct Equity Partners L.P. and Braidol Acquisition Corp. was amended (Amendment No. 1) in connection with the amendment and restatement of the Equity Line Financing Agreement described above.  Under the terms of the amendment the closing date for the completion of the merger has been extended to November 30, 2006 (“End Date”) and the fee cap has been increased from $625,000 to $650,000.

As of the date hereof, Dolphin and its affiliate Dolphin Offshore Partners, L.P. hold a 46.9% beneficial interest in the Company’s common stock, Peter Salas, a member of the

Company’s Board of Directors, is President of Dolphin Asset Management Corp., an affiliate of Dolphin, and its related companies.

A copy of the Merger Agreement Amendment No. 1 is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and other relevant documents in connection with the proposed Merger.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov.  The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its security holders in connection with the proposed merger.  Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s most recent proxy statement and Annual Report on form 10-K (filed with the SEC on May 31, 2006 and June 30, 2006, respectively) and will be set forth in the proxy statement relating to the merger when its becomes available.

Exhibit 9.01- Financial Statements and Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.  The Exhibit Index, together with the Exhibits listed herein, are incorporated by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 16, 2006	BOSTON RESTAURANT ASSOCIATES, INC.

	By:	/s/ George R. Chapdelaine
George R. Chapdelaine, President and Chief Executive Officer

Boston Restaurant Associates, Inc.
Exhibit Index

10.1	Amended and Restated Equity Line Financing Agreement dated as of August 15, 2006.

10.2	Amendment No. 1 dated as of August 15, 2006 to the Agreement and Plan of Merger dated as of March 17, 20